UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Director Compensation. On June 13, 2008, the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) approved the recommendation of the Governance and Nominating Committee to compensate each non-employee director of the Company $160,000 for services for the period from the current year’s Annual Meeting of Stockholders (June 13, 2008) until the next year’s Annual Meeting of Stockholders (the “Annual Period”). Additional compensation of $20,000 for the Annual Period was approved for the chairman of the Audit Committee, the chairman of the Compensation Committee and the Lead Director. Additional compensation of $10,000 for the Annual Period was approved for the chairman of the Governance and Nominating Committee. Compensation will be paid, at the election of the director, either 100% in shares of the Company’s restricted stock or 50% in cash and 50% in shares of restricted stock. If a director elects to receive 50% of his or her compensation in cash, such cash payments will be made quarterly as of the 15th day of August, November, February and May, beginning on August 15, 2008. Payment in the form of restricted stock will be made June 16, 2008 (the “Date of Grant”), and the number of shares granted will be determined by the closing price of the Company’s common stock as reported on the American Stock Exchange (“AMEX”) on the Date of Grant. Vesting of the restricted stock will occur in full on the first anniversary of the Date of Grant. A summary of the compensation to be paid to non-employee directors is attached hereto as Exhibit 10.1.

Amendment No. 3 to the 2003 Stock Incentive Plan. On February 26, 2008, the Board unanimously approved Amendment No. 3 to the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan (“Amendment No. 3”). Certain of the amendments effected by Amendment No. 3 required approval by the Company’s stockholders pursuant to Section 162(m) of the Internal Revenue Code. The Board presented Amendment No. 3 to the stockholders and recommended that the stockholders approve Amendment No. 3 at the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”). Amendment No. 3 received an affirmative vote of the majority of the votes cast at the 2008 Annual Meeting and was approved by the stockholders effective as of June 13, 2008. Information regarding Amendment No. 3 was reported in the Company’s 2008 Proxy Statement and Amendment No. 3 was filed as Appendix A to the Company’s 2008 Proxy Statement. Amendment No. 3 revises the Company’s 2003 Stock Incentive Plan to provide as follows:

•	no one participant shall be granted awards under the Company’s 2003 Stock Incentive Plan during any calendar year covering or relating to more than 1,000,000 shares of common stock;

•	the maximum amount of cash that may be paid under an award to any one participant during a calendar year cannot exceed $10,000,000 in the aggregate;

•

expands the list of permissible business criteria pursuant to which Performance Awards (as defined in the 2003 Stock Incentive Plan) may be granted under the Company’s 2003 Stock Incentive Plan to include the following: earnings before taxes and depreciation; stock price measures (including growth measures and total stockholder return); and price per share of common stock; and

•	certain other technical amendments to the provisions of, and definitions used in, the Company’s 2003 Stock Incentive Plan.

The foregoing description of Amendment No. 3 is qualified in its entirety by the actual amendment, a copy of which was filed as Appendix A to the Company’s 2008 Proxy Statement and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chairman of the Board of Directors, President and Chief Executive Officer. On June 13, 2008, Charif Souki was elected President of the Company in addition to his title of Chairman of the Board of Directors and Chief Executive Officer. Information regarding Mr. Souki’s business experience and compensation arrangements with the Company are reported in the Company’s 2008 Proxy Statement. In addition, on May 14, 2008, the Company filed a Form 8-K which provides information regarding retention payments that were approved by the Compensation Committee for certain of the named executive officers on May 9, 2008, including the awards that were approved for Mr. Souki.

Amendment No. 3 to the 2003 Stock Incentive Plan. Amendment No. 3 to the Company’s Amended and Restated 2003 Stock Incentive Plan was adopted by the Board and the Company’s stockholders, as described in Item 1.01 above, which description is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits (filed herewith)

Exhibit Number	Description
10.1	Summary of Compensation to Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: June 19, 2008	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Summary of Compensation to Non-Employee Directors*

*	Filed Herewith